Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus constituting part of the Registration Statement on Form S-3 of Battle Mountain Gold Company of our report dated February 23, 1996 appearing on page 52 of Battle Mountain Gold Company's Annual Report on Form 10-K for the year ending December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
    Price Waterhouse LLP

Houston, Texas
June 18, 1996